EXHIBIT 24

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Luca D’Agnese, Javier Galán A. and Domingo Valdés P., to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any Registration Statement or Registration Statements on Form F-4, including any subsequent registration statements which may be filed under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments), and supplements thereto to be filed by Enersis Américas S.A. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the merger of the Company with Endesa Américas S.A. and Chilectra Américas S.A. and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Francisco De Borja Acha B. Francisco De Borja Acha B.	Chairman of the Board of Directors	May 11, 2016

/s/ José Antonio Vargas Lleras José Antonio Vargas Lleras	Vice Chairman of the Board of Directors	May 10, 2016

/s/ Enrico Viale Enrico Viale	Director	May 16, 2016

/s/ Livio Gallo Livio Gallo	Director	May 16, 2016

/s/ Hernán Somerville S. Hernán Somerville S.	Director	May 10, 2016

/s/ Patricio Gómez S. Patricio Gómez S.	Director	May 10, 2016

/s/ Domingo Cruzat A. Domingo Cruzat A.	Director	May 10, 2016

Signature	Title	Date

/s/ Luca D’Agnese Luca D’Agnese	Chief Executive Officer (Principal Executive Officer)	May 16, 2016

/s/ Javier Galán A. Javier Galán A.	Chief Financial Officer (Principal Financial Officer)	May 16, 2016

/s/ Paolo Pirri Paolo Pirri	Chief Accounting Officer (Principal Accounting Officer/Controller)	May 16, 2016

Authorized Representative in the U.S. for Enersis Américas S.A.

/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates	Date: May 16, 2016

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